Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

October 26, 2016

Alcoa Upstream Corporation

390 Park Avenue

New York, NY 10022

Re: Registration Statement on Form S-1

We have acted as special counsel to Alcoa Upstream Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 26, 2016, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of a total of 2,000,0000 shares (the “Shares”) of the common stock, par value $0.01 per share (the “Stock”), of the Company, issuable upon exercise of stock options or otherwise in connection with grants of equity-based awards under the Alcoa Corporation 2016 Stock Incentive Plan (the “Plan”) to be issued in connection with the distribution by Alcoa Inc. (“Parent”) of 80.1% of the outstanding shares of the Stock to shareholders of Parent (the “Distribution”).

For purposes of giving the opinion contained herein, we have examined such corporate records and other documents (including the written document constituting the Plan, the Registration Statement and the Company’s certificate of incorporation and bylaws as currently in effect and amendments thereto as contemplated to be in effect at the time of the Distribution (the certificate of incorporation, as so amended, the “Certificate of Incorporation”)), and we have reviewed such matters of law, as we have deemed necessary or appropriate. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of Parent and the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinion set forth below, we have also assumed that the Shares will be duly authenticated by the transfer agent and registrar for the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Registration Statement has been declared effective by the SEC, the Certificate of Incorporation becomes effective and the Shares have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz